BYLAWS

OF

INTEGRITY MUTUAL FUNDS, INC.

ARTICLE I

Offices

The principal office of the corporation in the State of North Dakota shall be located at 1 North Main in Minot, North Dakota.  The corporation may have such other offices either within or without the State of North Dakota as the board of directors may designate or as the business of the corporation may require from time to time.

ARTICLE II

Shareholders

Section 1.  Annual Meeting.  The board of directors shall set the date, time and place of the annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other busi-ness as may come before the meeting.  If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

Section 2.  Special Meetings.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors and shall be called by the president at the request of the holders of not less than twenty-five percent of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3.  Place of Meeting.  The board of directors may designate any place either within or without the State of North Dakota as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of North Dakota, as the place for the holding of such meeting.  If no designation is made or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of North Dakota.

Section 4.  Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary or the officer or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer books of the corporation with postage thereon prepaid.

Section 5.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, fifty days.  If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the share transfer books are not closed and no record date is fixed in advance for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or shareholders entitled to receive payment of any dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such divided is adopted, as the case may be, shall be the record date for such determination of shareholders entitled to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any such dividend.

Section 6.  Quorum.  A majority of the outstanding shares of the corporation entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares is present or represented, those present may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.  Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 8.  Voting of Shares.  Subject to the provisions of Section 9 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Shares of its own belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Section 9.  Cumulative Voting.  At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Section 10.  Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

Board of Directors

Section 1.  General Powers.  The business and affairs of the corporation shall be managed by its board of directors.

Section 2.  Number, Tenure and Qualifications.  The initial number of directors of the corporation shall be one; however, the board of directors shall have the power by majority vote to increase or decrease the number of directors; provided, however, that in the event of a decrease in the number of directors, any currently elected director may elect to continue to serve out the remainder of his term.  Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3.  Regular Meetings.  A regular meeting of the board of directors shall be held without other written notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders.  The board of directors may provide by resolution the time and place, either within or without the State of North Dakota, for the holding of additional regular meetings without other notice than this resolution.

Section 4.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the president or any three directors.  The person or persons authorized to call special meetings of the board of directors may fix any place either within or without the State of North Dakota as the place for holding any special meeting of the board of directors called by them.

     Section 5.  Notice.  Notice of any meeting shall be given at least three days previously thereto by written notice delivered personally or mailed to each director at his business address or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business, because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6.  Quorum.  A majority of the number of directors fixed by the most recent resolution fixing the number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8.  Vacancies.  Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at any annual meeting or at a special meeting of shareholders called for that purpose, except that the initial director may increase the size of the board to seven directors and appoint the persons to fill the six vacancies so created.

Section 9.  Compensation.  By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors.  Any director may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as a director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10.  Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

Officers

Section l.  Number.  The officers of the corporation shall be a chairman of the board, a chief executive officer, a president, one or more vice presidents, a treasurer and such other officers as the board of directors shall determine, each of whom shall be elected by the board of directors.  Any two or more offices may be held by the same person.

Section 2.  Election and Term of Office.  The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until death or until he shall resign or have been removed in the manner hereinafter provided.

Section 3.  Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5.  Powers and Duties.  The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the board of directors.  In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this corporation.

Section 6.  Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

Contracts, Loans, Checks and Deposits

Section l.  Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.  Loans.  No loans shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4.  Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI

Certificates for Shares and Their Transfer

Section 1.  Certificates for Shares.  Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed by the president or vice president and the secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the share transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2.  Transfer of Shares.  Transfer of shares of the corporation shall be made only on the share transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII

Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of the North Dakota Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII

Fiscal Year

The fiscal year shall end on December 31st of each year.

ARTICLE IX

Amendments

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.

The foregoing amendments to the bylaws of Integrity Mutual Funds, Inc., are hereby approved and adopted this 28th day of May, 2004, by all of the directors.

IN TESTIMONY WHEREOF, WITNESS the signatures of the directors.

/s/Vance A. Castleman

Vance A. Castleman

/s/Peter A. Quist

Peter A. Quist

/s/Myron D. Thompson

Myron D. Thompson

/s/Richard H. Walstad

Richard H. Walstad

/s/Robert E. Walstad

Robert E. Walstad